EXHIBIT 99.1

Contact:	Michael Burnett
Senior Vice President, Treasurer
480-627-2785
FOR IMMEDIATE RELEASE
ALLIED WASTE REPORTS THIRD QUARTER 2006 RESULTS
— Price Increases of 6.6% Drive Strong Internal Revenue Growth —
— Operating Margins Expand —
— Earnings Per Share From Continuing Operations Increases to $0.17 from $0.10 —
— Strong Results Increase Operating Cash Flow to $274 Million —
Scottsdale, AZ — November 1, 2006 — Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today reported financial results for the third quarter ended September 30, 2006. Allied Waste highlighted the following information from its reported financial results:
➢	Internal revenue growth of 7.2% was driven by average price increases of 6.6% and average volume increases of 0.6%;
➢	Operating income increased 10% to $252 million compared to $229 million for the third quarter 2005. The third quarter 2006 operating income includes a $14.5 million charge due to loss on divestitures and asset impairments and an $8 million charge for severance and retirement costs;
➢	Diluted earnings per share from continuing operations increased 70% to $0.17 from $0.10 in the third quarter 2005; and
➢	Cash flow from operations increased 77% to $274 million from $155 million in the third quarter 2005.
“We’re pleased with the results for the third quarter, which continue to demonstrate Allied’s success in achieving profitable growth,” said John Zillmer, Chairman and Chief Executive Officer. “The strong operating results for the quarter were driven by continued momentum from our pricing programs coupled with the tangible benefits from our efficiency and productivity programs.”
Revenue for the third quarter ended September 30, 2006 increased to $1.555 billion from $1.477 billion in the third quarter 2005. The increase in revenue resulted from internal growth of 7.2%, reflecting increases in all core lines of business, partially offset by a 1.9% decrease due to divestitures. Core internal revenue growth was comprised of a 6.6% increase in same store average unit price, which includes a 2.2% increase associated with a fuel recovery fee, and a 0.6% increase in same-store volumes. The fuel recovery fee is expected to anniversary in the fourth quarter of 2006.
Operating income for the third quarter 2006 improved to $252 million from $229 million for the third quarter 2005 and operating income as a percent of revenue increased to 16.2%, from 15.5% in the third quarter of 2005. Cost of operations as a percent of revenue decreased 180 basis points to 63.9% from 65.7% in the third quarter 2005 as the Company’s cost containment and productivity improvement programs continue to yield positive results in tandem with strong profitable revenue growth. SG&A expenses as a percent of revenue increased to 9.9% from 9.2% in the third quarter 2005 primarily due to an $8 million, or 50 basis point charge in the current period associated with severance and retirement costs.
During the third quarter 2006, the Company recorded a $14.5 million non-cash charge for the loss from the divestiture of certain operations and an asset impairment for a landfill development project that is no longer being pursued. The effective tax rate for the third quarter was approximately 40%. This reflects a benefit of approximately $6 million primarily related to finalizing the 2005 tax return and a benefit of approximately $5 million related to a reduction in the average rate used to record the state tax provision.
Net income increased to $72 million from $58 million in the third quarter 2005 and earnings per share from continuing operations increased to $0.17 from $0.10 for the third quarter 2005.
Cash flow from operations in the third quarter 2006 increased to $274 million from $155 million in the third quarter 2005 driven by the improvements in operating results and changes in working capital. During the third quarter 2006, free cash flow* was $140 million, an increase from $23 million in the third quarter 2005 driven by the improvements in operating results and changes in working capital, along with lower capital spending during the third quarter 2006 compared to 2005.
Mr. Zillmer concluded, “We continue to build on the positive momentum that we have generated over the past year and are committed to an enterprise-wide focus on producing consistent, predictable results and enhancing long-term shareholder value.”
Conference Call to be Held Today at 5:00 p.m. ET
Allied Waste will host a conference call related to the third quarter results on Wednesday, November 1st at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company’s website: www.alliedwaste.com. A replay of the call will be available on the site after the call. In addition, the Company has filed supplemental data on Form 8-K that is accessible on the Company’s website or through the SEC EDGAR System.
About Allied Waste Industries
Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of September 30, 2006, the Company operated a network of 299 collection companies, 161 transfer stations, 169 active landfills and 56 recycling facilities in 37 states and Puerto Rico.
*Information Regarding Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures.
We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating regions. Following is a reconciliation of operating income before depreciation and amortization to operating income:

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Operating income before depreciation and amortization	$393.1	$371.1	$1,143.4	$1,096.5
Less: Depreciation and amortization	141.1	142.0	430.0	416.3

Operating income	$252.0	$229.1	$713.4	$680.2

Free cash flow is defined as cash flow from operations, including the impact of the change in disbursements account, which is reflected in financing activities, less capital expenditures, plus proceeds from fixed asset sales and transaction related refinancing charges. Management believes the presentation of free cash flow is useful to investors because it allows them to better assess and understand the Company’s ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company’s residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations.
Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:

($ in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Free cash flow	$139.8	$23.3	$117.0	$19.6
Add: Capital expenditures	138.0	207.9	509.8	491.4
Less: Change in disbursement account	0.5	(72.9)	63.8	21.5
Less: Premium on debt repurchases	—	—	(37.2)	(49.5)
Less: Proceeds from sale of fixed assets	(4.5)	(3.2)	(11.8)	(10.4)

Cash provided by operating activities from continuing operations	$273.8	$155.1	$641.6	$472.6

Allied does not intend for this non-GAAP financial measure to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.
Safe Harbor for Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “outlook,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in the press release include, among others, statements regarding Allied’s ability to continue to achieve profitable growth, Allied’s ability to continue to build on the positive momentum generated during 2006 and Allied’s ability to produce consistent, predictable results and enhance shareholder value.
These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues because our objectives for price increases, including fuel recovery fees, or revenue growth may not be attained; (4) potential increases in commodity, insurance, oil and fuel prices may make it more expensive to operate our business; (5) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce our debt obligations; (6) price increases may not be adequate to offset the impact of inflation on our costs; (7) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt; (8) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (9) severe weather conditions could impair our operating results; (10) the covenants in our credit facilities and indentures may limit our ability to operate our business; (11) we could be unable to obtain required permits; (12) we may be unable to raise additional capital to meet our operational needs; (13) our ability to service and refinance our debt and operate our business because of our significant leverage; (14) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (15) we may be unable to obtain financial assurances, including if our bonds are downgraded; (16) government regulations may increase the cost of doing business; (17) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (18) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (19) risks associated with undisclosed liabilities of acquired businesses; (20) the effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; (21) we may not be able to realize some or all anticipated net benefits associated with the best practice programs, the operations effectiveness programs, or from our market rationalization plan; (22) potential volatility resulting from impairment of the Company’s goodwill; (23) potential issues arising from changes in accounting estimates and judgments;

and (24) the outcome of legal or tax proceedings.
Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Item 1A — Risk Factors in Allied’s Form 10-K for the year ended December 31, 2005. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ALLIED WASTE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in millions, except per share data and percentages)
(unaudited)

	For the Three		For the Three
	Months Ended	% of	Months Ended	% of
	September 30, 2006	Revenues	September 30, 2005	Revenues
Revenue	$1,555.2	100.0%	$1,476.9	100.0%
Cost of operations	994.0	63.9%	970.4	65.7%
Selling, general and administrative expenses	153.6	9.9%	135.4	9.2%
Depreciation and amortization	141.1	9.1%	142.0	9.6%
Loss from divestitures and asset impairments	14.5	0.9%	—	—%

Operating income	252.0	16.2%	229.1	15.5%
Interest expense and other	131.4	8.5%	127.5	8.6%

Income before income taxes	120.6	7.7%	101.6	6.9%
Income tax expense	48.1	3.1%	52.4	3.6%
Minority interest	0.2	0.0%	0.0	0.0%

Income from continuing operations	72.3	4.6%	49.2	3.3%
Discontinued operations, net of tax	—	—%	9.2	0.7%

Net income	72.3	4.6%	58.4	4.0%
Dividends on Series C Preferred Stock	—	—%	(5.4)	(0.4)%
Dividends on Series D Preferred Stock	(9.4)	(0.6)%	(9.4)	(0.6)%

Net income available to common shareholders	$62.9	4.0%	$43.6	3.0%

Weighted average common and common equivalent shares(A)	440.2		332.5

Diluted income per share from continuing operations(B)	$0.17		$0.10

Diluted income per share(B)	$0.17		$0.13

(A)	For the three months ended September 30, 2006, the weighted average common and common equivalent shares also include 60.8 million equivalent shares for the Company’s mandatory convertible preferred stock and 11.3 million equivalent shares for the senior convertible debentures, because the effect of those equivalent shares is dilutive in the period. (See the Earnings Per Share Computation table on page 6 of Exhibit 99.2 for the calculation.)

(B)	Earnings per share for the three months ended September 30, 2006 is calculated using income from continuing operations, adjusted for the impact of the convertible securities, divided by 440.2 million shares as the dilutive impact of the convertible securities is included in the share count. (See the Earnings Per Share Computation table on page 6 of Exhibit 99.2 for the calculation.)

ALLIED WASTE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in millions, except per share data and percentages)
(unaudited)

	For the Nine		For the Nine
	Months Ended	% of	Months Ended	% of
	September 30, 2006	Revenues	September 30, 2005	Revenues
Revenue	$4,534.5	100.0%	$4,266.8	100.0%
Cost of operations	2,929.2	64.6%	2,788.0	65.3%
Selling, general and administrative expenses	447.4	9.9%	382.3	9.0%
Depreciation and amortization	430.0	9.5%	416.3	9.8%
Loss from divestitures and asset impairments	14.5	0.3%	—	—%

Operating income	713.4	15.7%	680.2	15.9%
Interest expense and other (A)	437.9	9.6%	457.7	10.7%

Income before income taxes	275.5	6.1%	222.5	5.2%
Income tax expense (B)	124.4	2.8%	96.3	2.2%
Minority interest	(0.0)	(0.0)%	(0.7)	(0.0)%

Income from continuing operations	151.1	3.3%	126.9	3.0%
Discontinued operations, net of tax	—	—%	10.2	0.2%

Net income	151.1	3.3%	137.1	3.2%
Dividends on Series C Preferred Stock	(5.4)	(0.1)%	(16.2)	(0.4)%
Dividends on Series D Preferred Stock	(28.1)	(0.6)%	(21.0)	(0.5)%

Net income available to common shareholders	$117.6	2.6%	$99.9	2.3%

Weighted average common and common equivalent shares	356.2		329.3

Diluted income per share from continuing operations	$0.33		$0.27

Diluted income per share	$0.33		$0.30

(A)	Interest expense and other includes $40.9 million (or $0.07 per share) and $62.4 million (or $0.11 per share), for 2006 and 2005, respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt.

(B)	For 2005, income tax expense includes a $27.0 million (or $0.08 per share) benefit related to the then pending sale of certain operations.